Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-31620 on Form S-8 and Registration Statement No. 33-69902 on Form S-2 of RGC Resources, Inc. of our report dated October 27, 2000, appearing in this Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2000.


s/Deloitte & Touche LLP

Charlotte, North Carolina
December 19, 2000